                                                                   EXHIBIT 10.17

                  TRADEMARK AND DOMAIN NAME LICENSE AGREEMENT


     THIS TRADEMARK AND DOMAIN NAME LICENSE AGREEMENT (the "Agreement") effective as of April 3, 2000 ("Effective Date") by and between Bell Atlantic Cellular Holdings, L.P., a Delaware limited partnership ("BACH") and NYNEX PCS Inc., a Delaware corporation ("NPCo" and jointly with BACH "Licensor") and Cellco Partnership, a Delaware general partnership (collectively with its Subsidiaries, "Licensee").

     WHEREAS, Licensor has the right to grant a license or sublicense under the trademarks, service marks and trade names identified on attached Schedule A (the "Licensed Marks"), and the domain names identified on attached Schedule B (the "Licensed Domain Names"), all of which are used on and in connection with the marketing, advertising, sale and provision of wireless telecommunications goods and services;

     WHEREAS Licensee desires to use the Licensed Marks and the Licensed Domain Names on and in connection with Licensee's marketing, advertising, sale and provision of wireless telecommunications goods and services (the "Goods and Services") in the United States of America, its territories and possessions (the "Territory"); and

     WHEREAS Licensor is willing to grant permission to Licensee to use the Licensed Marks and the Licensed Domain Names on and in connection with Licensee's marketing, advertising, sale and provision of the Goods and Services in the Territory, upon the following terms and conditions.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Grant of License.

          A. Scope of License Rights. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a nonexclusive, non-transferable (except as otherwise provided herein), royalty-free right and license to use the Licensed Marks and the Licensed Domain Names on and in connection with Licensee's marketing, advertising, sale and provision of the Goods and Services in the Territory. As used in this Agreement, a person, association, partnership, corporation or joint-stock company, trust, or other business entity, however organized, is a "Subsidiary" of the person or entity which directly or indirectly, through one or more intermediaries, is controlled by such person. Control shall be defined as
     (i) ownership of 20% or more of the voting power of all classes of voting stock of an entity; (ii) ownership of 20% or more of the beneficial interests in income and capital of an entity other than a corporation; or
     (iii) management control over an entity.

          B. Sublicenses. Licensee shall have the right to grant sublicenses of its license rights with respect to the Licensed Marks to resellers, agents, distributors, exclusive dealers and similar persons and entities solely in connection with the marketing, advertising, sale and provision of the Goods and Services of Licensee in the Territory. Licensee shall not grant any other sublicense without the prior written approval of Licensor.

          C. Use of Licensed Domain Names. The parties shall mutually and in good faith agree upon the method(s) by which they shall jointly use the Licensed Domain Names. Unless otherwise agreed on by the parties, said method(s) shall include the use of "jump pages" and/or "links" directing persons to the parties' respective web sites based on the goods, services or information such persons are seeking. Licensee shall not be deemed to be using the Licensed Domain Names in breach of the scope of its license rights under this Agreement solely by reason of a person outside of the Territory accessing a web site of Licensee, or any permitted sublicensee, through use of a Licensed Domain Name.

     2. Quality Standards. Licensee agrees that the nature and quality of all Goods and Services provided by Licensee which are marketed, advertised, sold or provided under or in association with the Licensed Marks or the Licensed Domain Names shall conform to such reasonable guidelines and standards as are provided in writing from time to time by Licensor, and, in any event, shall be of at least the quality of the wireless telecommunications goods and services provided by Licensor under the Licensed Marks and the Licensed Domain Names as of the Effective Date. Licensee agrees to reasonably cooperate with Licensor in facilitating Licensor's control of the nature and quality of the Goods and Services, and to permit reasonable, periodic inspections of Licensee's operations as requested in writing by Licensor.

     3. Form of Use of Licensed Marks. Licensee agrees that the Licensed Marks and the Licensed Domain Names shall be displayed only in such form and manner as was used by Licensor immediately prior to the Effective Date or as shall be specifically approved by Licensor, such approval not to be unreasonably withheld or delayed, and according to reasonable specifications provided in writing from time to time by Licensor. Licensee also agrees that, to the extent reasonably practical, Licensee shall cause to appear on all advertisements, promotions and other displays on or in connection with which the Licensed Marks or the Licensed Domain Names are used, such legends, markings and notices as Licensor may reasonably require in order to give appropriate notice of any trademark rights therein. Licensee agrees to submit to Licensor, on a periodic basis as reasonably requested by Licensor, representative samples of any advertisements, promotions and other displays bearing the Licensed Marks or the Licensed Domain Names.

     4. Ownership and Goodwill. Licensee acknowledges that, as between Licensor and Licensee, Licensor's affiliate is the sole and exclusive owner of rights in the Licensed Marks and the Licensed Domain Names, undertakes not to challenge the validity of the Licensed Marks or the Licensed Domain Names, or Licensor's registration and ownership of the Licensed Marks and the Licensed Domain Names, and agrees that it will do nothing inconsistent with such ownership, except as expressly authorized pursuant to Sections 5 and 6 below. Licensee further acknowledges and agrees that all use of the Licensed Marks and the Licensed Domain Names by Licensee and all goodwill developed therefrom shall inure to the benefit of and be on behalf of Licensor's affiliate who is the owner of the Licensed Marks and the Licensed Domain Names. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in or to the Licensed Marks and the Licensed Domain names other than the right to use the Licensed Marks and the Licensed Domain Names in the manner contemplated by this Agreement, and only for so long as this Agreement is in force.

     5. Infringement.

          A. Notice of Infringements. In the event that either party becomes aware of any unauthorized use of the Licensed Marks or the Licensed Domain Names, or of any uses of confusingly or substantially similar trademarks, service marks, trade names or domain names, on or in connection with the marketing, advertising or provision of similar goods or services in the Territory (each, an "Unauthorized Use"), such party shall promptly provide the other with written notice thereof.

          B. Action by Licensor. Licensor shall have the right, but not the obligation, to challenge and attempt to eliminate each Unauthorized Use. Licensee, at Licensor's expense, shall reasonably cooperate with Licensor in investigating, prosecuting and settling any infringement action instituted by Licensor against any person or entity engaging in an Unauthorized Use. Licensee, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by Licensor. Licensee shall have the right to approve the settlement of any such infringement action, or any other agreement between Licensor and such person or entity concerning the Unauthorized Use, to the extent such settlement or other agreement is inconsistent with the license rights granted to Licensee under this Agreement.

          C. Action by Licensee. Licensee shall have the right, but not the obligation, to institute, prosecute and settle an infringement action against any person or entity who engages in an Unauthorized Use if, and only if, (i) within ninety (90) days after Licensor becomes aware or is notified of the Unauthorized Use, Licensor has not instituted an infringement action against such person or entity or caused or taken significant steps to cause such person or entity to cease and desist from the Unauthorized Use; or (ii) at any time after Licensor has instituted an infringement action against such person or entity, Licensor ceases to diligently prosecute such infringement action other than by reason of settlement of the action in accordance with the provisions of Section 5.B above. Licensor, at its own expense, shall reasonably cooperate with Licensee in investigating, prosecuting and settling any infringement action instituted by Licensee in accordance with the foregoing sentence. In addition, Licensor, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by Licensee. In the event that Licensee is unable to institute, prosecute or settle the infringement action solely in its own name, Licensor will join such action voluntarily or will execute such instruments and other documents as are necessary for Licensee to initiate, prosecute and settle such action as permitted hereunder, all at Licensor's own expense. Licensor shall have the right to approve the settlement of any such infringement action, or any other agreement between Licensee and such person or entity concerning the Unauthorized Use, such approval not to be unreasonably withheld or delayed.

          D. Sharing of Recoveries. Any recovery obtained by either Licensor or Licensee in connection with or as a result of any infringement action contemplated under this Section 5, whether by settlement or otherwise, shall be shared in order as follows: (i) the party that primarily initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action; (ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and (iii) unless otherwise agreed on by the parties in writing, the amount of any recovery remaining shall then be divided between the parties in accordance with the relative out-of-pocket costs and expenses they incur in initiating, investigating, prosecuting and/or settling the action.

     6. Filing, Prosecution and Maintenance. Licensor shall be responsible for and shall use commercially reasonable efforts to file, prosecute and maintain all trademark and related registrations and registration applications for the Licensed Marks and the Licensed Domain Names in the Territory. Should Licensor desire to cease prosecuting or maintaining any Licensed Mark or Licensed Domain Name in the Territory, Licensor shall provide Licensee with reasonably prior written notice thereof and the parties shall discuss the conditions, if any, under which Licensor will continue prosecuting and maintaining said Licensed Mark or Licensed Domain Name in the Territory. If the parties are unable to agree on conditions under which Licensor will continue prosecuting and maintaining any Licensed Mark or Licensed Domain Name, Licensor agrees to assign to Licensee all of Licensor's rights, title and interest into said Licensed Mark or Licensed Domain Name in the Territory, whereupon Licensor shall be relieved from its obligations under this Section 6 with respect to said Licensed Mark or Licensed Domain Name.

     7. Assignment. Licensee hereby assigns to Licensor's affiliate who is the owner of the Licensed Marks and the Licensed Domain Names any and all goodwill Licensee may have accrued through any use it may have made of the Licensed Marks or the Licensed Domain Names to date.

     8. Additional Licensed Marks and Domain Names. The parties may wish to extend this Agreement to cover additional trademarks, service marks or domain names owned by Licensor that it desires to license to Licensee and, in such event, the parties agree that a letter agreement between them shall be sufficient to extend this Agreement and all of the terms and conditions hereof to such additional trademarks, service marks or domain names.

     9. Term and Termination. This Agreement shall commence as of the Effective Date and shall continue for so long as Bell Atlantic Corporation has any ownership interest, directly or indirectly, in Licensee, unless otherwise terminated in accordance with one of the following provisions:

          (a) This Agreement may be terminated in its entirety by mutual written agreement of the parties.

          (b) Licensee may terminate this Agreement at any time upon delivering 30 days prior written notice to Licensor.

          (c) Licensor may terminate this Agreement immediately upon delivering notice in writing to Licensee if Licensee becomes insolvent (i.e. is unable to pay its debts as they become due); files or is the subject of an application or petition or order in bankruptcy; is liquidated; or is dissolved.

          (d) Either party shall have the right to terminate this Agreement on thirty (30) days prior written notice if the other party breaches any of its material obligations under this Agreement and fails to cure such breach within thirty (30) days of receipt of such notice of breach from the non-breaching party.

     10. Effect of Termination. Upon termination of this Agreement, all rights of Licensee and any sublicensee to use the Licensed Marks and the Licensed Domain Names in the manner provided for in this Agreement shall revert automatically to Licensor, and Licensee and all sublicensees shall immediately discontinue all use of the Licensed Marks and the Licensed Domain Names and shall, at Licensor's discretion, destroy or deliver to Licensor all materials bearing the Licensed Marks or the Licensed Domain Names.

     11. Specific Performance. Each party hereby acknowledges and agrees that Licensor would be irreparably damaged in the event any of the provisions of this Agreement are not fully performed by Licensee in accordance with their specific terms or are otherwise breached by Licensee and that in such event money damages would be an inadequate remedy for Licensee. Accordingly, Licensee hereby agrees that Licensor shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any federal, state or foreign court having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. It is understood between the parties that, in addition to the injunctive relief mentioned above, Licensor shall be entitled to any other relief which may be deemed proper and customary, whether at law or in equity, as of the time such relief is sought.

     12. Governing Law. Except for trademark matters governed by the Federal laws of the United States of America, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflict of law thereof.

     13. Severability. If the application of any one or more of the provisions of this Agreement shall be unlawful under applicable law and regulation, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Agreement. Should any portion of this Agreement be deemed to be unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as otherwise provided herein, this Agreement and the license rights granted to Licensee hereunder shall not be assigned, sublicensed, transferred, conveyed (by merger, acquisition or otherwise) or pledged by Licensee without the prior written consent of Licensor, and any attempt by Licensee to do so without such consent shall be void and of no force or effect. Notwithstanding the foregoing sentence, Licensee may assign or transfer this Agreement in its entirety to a direct or indirect wholly-owned Subsidiary of Licensee. This Agreement shall be freely assignable and transferable by Licensor.

     15. Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments or documents, as the other party may reasonably request in order to carry out the intent and purposes of this Agreement. Licensee shall give full assistance and cooperation to Licensor in connection with the recordal of this license as Licensor may reasonably request.

     16. Notice. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 16, except that any notice of such change of address shall not be effective unless and until received.

         If to Licensor to:   Barbara Grafton
                              Bell Atlantic Corporation
                              1717 Arch Street
                              Philadelphia, PA 19107

         With a copy to:      Morgan, Lewis & Bockius LLP
                              1701 Market Street
                              Philadelphia, PA 19103-2921
                              Attention: N. Jeffrey Klauder

         If to Licensee to:   Cellco Partnership
                              180 Washington Valley Road
                              Bedminster, NJ 07921
                              Attention: General Counsel

     17. Waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

     18. Alliance Agreement; Entire Agreement. This Agreement is subject to the provision of the U.S. Wireless Alliance Agreement, dated as of September 21, 1999 (the "Alliance Agreement") between Vodafone AirTouch Plc and Bell Atlantic Corporation. Neither the making nor the acceptance of this Agreement, nor any provision hereof, shall enlarge, restrict or otherwise modify the provisions of the Alliance Agreement or the rights and obligations of the parties thereunder, or constitute a waiver or release by any of the parties to the Alliance Agreement of any liabilities, duties or obligations imposed upon any party thereunder, including, without limitation, the representations and warranties, indemnities and other provisions that, pursuant to the Alliance Agreement, survive the Closing (as defined therein) thereof. This Agreement, together with the Alliance Agreement and all other agreements entered into by Vodafone AirTouch Plc and Bell Atlantic Corporation in connection therewith, contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the parties with respect thereto.

     19. Headings. All captions and headings in this Agreement are for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     20. No Agency. Nothing herein shall be construed as creating any agency, partnership or other form of joint enterprise between Licensor and Licensee.

     21. Survival. The provisions of Sections 4, 5.D, 10, 11, 12, 14, 16, 18, 21 and 22 shall survive the termination or expiration of this Agreement and continue in full force and effect thereafter.

     22. Dispute Resolution. Except as provided in Section 11, resolution of any and all disputes arising under or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties, shall be exclusively governed by and settled in accordance with the provisions of the Alliance Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

                                      LICENSOR:
                                      Bell Atlantic Cellular Holdings, L.P.
                                      By: Metro Mobile CTS of Charlotte, Inc.

                                      By: /s/ Stephen B. Heymann
                                         ----------------------------------
                                         Name: Stephen B. Heymann
                                         Title:


                                      NYNEX PCS Inc.


                                      By: /s/ S. Mark Tuller
                                         ----------------------------------
                                         Name:  S. Mark Tuller
                                         Title:


                                      LICENSEE:
                                      Cellco Partnership
                                      By: NYNEX PCS Inc., its
                                            managing general partner


                                      By: /s/ S. Mark Tuller
                                         ----------------------------------
                                         Name:  S. Mark Tuller
                                         Title: